SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934



                 Date of earliest reported event: July 22, 1997


                       Creative Medical Development, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                       33-75276                     68-0281098
--------------                    -----------                ------------------
   (State of                      (Commission                  (IRS Employer
incorporation)                    File Number)               Identification No.)



975 SE Sandy Blvd., Portland, Oregon                                97214
------------------------------------------                       ----------
(Address of principal executive offices)                         (Zip Code)



        Registrant's telephone number, including area code (503) 230-8034
                                                            -------------






           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.

     (a) (i) On July 22, 1997, the Registrant's board of directors adopted a resolution to change independent accountants from Perry-Smith & Co. to KPMG Peat Marwick LLP ("KPMG") because the Company's previously announced merger transaction with OMNI International Rail Products, Inc. ("OMNI") which closed April 30, 1997 resulted in Registrant's principal office and operations being outside the regional area served by Perry-Smith & Co.

          (ii) The principal accountant's report for the last two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

          (iii) The decision to change accountants was approved by the board of directors.

          (iv) There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

          (v) None of the events listed in paragraphs (a)(1)(iv) of Item 304 of Regulation S-K has occurred.

     (b) On July 22, 1997, the Registrant's board of directors adopted a resolution to change independent accountants from Perry-Smith & Co. to KPMG for the reasons described above. Prior to the closing of the merger transaction, KPMG provided OMNI limited accounting services.

Item 7.  Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                                 AND SUBSIDIARY

                        Consolidated Financial Statements

                                 April 30, 1997


                   (With Independent Auditors' Report Thereon)

KPMG Peat Marwick LLP

     Suite 2000
     1211 South West Fifth Avenue
     Portland, OR 97204



                          Independent Auditors' Report




The Board of Directors
Creative Medical Development, Inc.:


We have audited the accompanying consolidated balance sheet of Creative Medical Development, Inc. and subsidiary as of April 30, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended April 30, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Creative Medical Development, Inc. and subsidiary as of April 30, 1997, and the results of their operations and their cash flows for the years ended April 30, 1997 and 1996 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 11 to the consolidated financial statements, the Company suffers liquidity constraints, due to the unexpected acceleration of certain debt maturities, that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also disclosed in note 11. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             KPMG PEAT MARWICK LLP


Portland, Oregon
June 27, 1997, except as to
     note 12(c) to the consolidated
     financial statements as to
     which the date is July 24, 1997

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                           Consolidated Balance Sheet

                                 April 30, 1997


                                     Assets
                                     ------

Current assets:
     Cash                                                          $    139,635
     Investment securities                                              755,123
     Accounts receivable, less allowance for doubtful
        accounts of $37,863                                           1,818,109
     Inventories, net                                                 2,494,743
     Prepaid expenses and deposits                                       20,680
                                                                   ------------

                  Total current assets                                5,228,290

Real estate held for sale                                             1,500,000
Property, plant and equipment, net                                    4,286,656
Organization costs, net of $328,040 accumulated amortization            237,955
                                                                   ------------

                                                                   $ 11,252,901
                                                                   ------------

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities:
     Accounts payable                                                 1,364,079
     Accrued liabilities                                              1,150,604
     Notes payable                                                    4,376,723
     Current portion of long-term debt                                   31,000
                                                                   ------------

                  Total current liabilities                           6,922,406
                                                                   ------------
Long-term debt, less current portion                                  2,845,276
Non-current accrued liabilities                                         265,950

Commitments and contingencies

Stockholders' equity:
     Convertible preferred stock, $.01 par value,
        5,000,000 shares authorized:
        Series B, 1,000,000 shares authorized,
        622,066 shares issued and outstanding                             6,221
     Common stock, 10,000,000 shares authorized, $.01 par
        value, 5,554,337 shares issued and outstanding                   55,543
     Additional paid-in capital                                       2,444,606
     Retained deficit                                                (1,287,101)
                                                                   ------------

                  Total stockholders' equity                          1,219,269
                                                                   ------------

                                                                   $ 11,252,901
                                                                   ============


See accompanying notes to consolidated financial statements.


                                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                                 AND SUBSIDIARY

                                      Consolidated Statements of Operations

                                       Years ended April 30, 1997 and 1996


                                                                       1997                      1996
                                                                  ------------              ------------

Net sales                                                         $ 12,902,491                13,565,411
Cost of sales                                                       10,557,688                 9,598,110
                                                                  ------------              ------------

                  Gross profit                                       2,344,803                 3,967,301
                                                                  ------------              ------------

Selling expenses                                                     1,323,070                 1,499,061
Administrative expenses                                              1,257,227                 1,461,650
Research and development                                                61,646                    70,852
                                                                  ------------              ------------

                                                                     2,641,943                 3,031,563

                  (Loss) earnings from operations                     (297,140)                  935,738
                                                                  ------------              ------------

Other income (expense):
     Interest expense                                                 (687,095)                 (713,825)
     Legal settlement                                                 (334,500)                     --
     Miscellaneous expense                                              (6,781)                  (40,051)
     Loss on sale of assets                                            (25,156)                  (27,690)
                                                                  ------------              ------------

                  Total other expense                               (1,053,532)                 (781,566)
                                                                  ------------              ------------

                  (Loss) earnings before income taxes               (1,350,672)                  154,172

(Benefit) provision for income taxes                                   (55,607)                   36,517
                                                                  ------------              ------------

                  Net (loss) earnings                             $ (1,295,065)                  117,655
                                                                  ============              ============

Net (loss) earnings per share                                     $       (.41)                      .04
                                                                  ============              ============

Weighted average common shares outstanding                           3,126,294                 2,808,516
                                                                  ============              ============


See accompanying notes to consolidated financial statements.

                                                                CREATIVE MEDICAL DEVELOPMENT, INC.
                                                                          AND SUBSIDIARY

                                                          Consolidated Statements of Stockholders' Equity

                                                                Years ended April 30, 1997 and 1996





                                    Preferred stock
                                      Series B                        Common stock          Additional    Retained       Total
                            --------------------------       --------------------------       paid-in     earnings     stockholders'
                              Shares            Amount           Shares          Amount       capital     (deficit)        equity
                              ------            ------           ------          ------       -------     ---------    -------------

Balance, April 30, 1995              -          $    -          2,688,926      $ 26,889      933,111        20,409        980,409

Issuance of common stock             -               -            412,095         4,121      395,879            -         400,000
Dividends                            -               -                 -             -            -        (65,100)       (65,100)
Net earnings                         -               -                 -             -            -        117,655        117,655
                             ----------         -------      ------------      --------  -----------  ------------   ------------

Balance, April 30, 1996              -               -          3,101,021        31,010    1,328,990        72,964      1,432,964

Issuance of common stock             -               -            111,743         1,117      116,383            -         117,500
Dividends                            -               -                 -             -            -        (65,000)       (65,000)
Payment of stock dividend            -               -            233,428         2,334      186,478            -         188,812
Preferred and common
     shares issued in
     merger                     622,066           6,221         2,108,145        21,082      812,755            -         840,058
Net loss                             -               -                 -             -            -     (1,295,065)    (1,295,065)
                             ----------         -------      ------------      --------  -----------     ---------      ---------

Balance, April 30, 1997         622,066         $ 6,221         5,554,337      $ 55,543    2,444,606    (1,287,101)     1,219,269
                             ==========         =======      ============      ========  ===========     =========   ============


See accompanying notes to consolidated financial statements.



                                                 CREATIVE MEDICAL DEVELOPMENT, INC.
                                                          AND SUBSIDIARY

                                                Consolidated Statements of Cash Flows

                                                 Years ended April 30, 1997 and 1996




                                                                                    1997            1996
                                                                                -----------    -----------

Cash flows from operating activities:
     Net (loss) earnings                                                        $(1,295,065)       117,655
     Adjustments to reconcile net (loss) earnings to net cash
        provided by operating activities:
           Depreciation and amortization                                            491,642        444,785
           Legal settlement                                                         334,500           --
           Loss on sale of assets                                                    25,156         27,690
           Deferred income taxes                                                    (55,607)        36,517
           Change in assets and liabilities:
               Accounts receivable                                                 (199,814)       747,872
               Inventories                                                          296,361     (1,126,312)
               Prepaid expenses and deposits                                          1,876          3,734
               Accounts payable                                                     425,992       (108,902)
               Accrued liabilities                                                  306,383         68,897
                                                                                -----------    -----------

                      Net cash provided by operations                               331,424        211,936
                                                                                -----------    -----------

Cash flows from investing activities:
     Proceeds from sale of assets                                                    17,166          2,500
     Purchase of property, plant and equipment                                     (375,316)      (680,492)
     Organization costs                                                                --            3,293
                                                                                -----------    -----------

                      Net cash used by investing activities                        (358,150)      (674,699)
                                                                                -----------    -----------

Cash flows from financing activities:
     Net (payment) borrowings on notes payable                                     (116,326)       420,352
     Payments on long-term debt                                                     (14,281)      (481,882)
     Borrowing on long-term notes                                                      --          384,030
     Proceeds from sale of stock                                                    100,000        400,000
     Acquisition costs                                                             (185,065)          --
                                                                                -----------    -----------

                      Net cash (used) provided by financing activities             (215,672)       722,500
                                                                                -----------    -----------

                      (Decrease) increase in cash                                  (242,398)       259,737

Cash at beginning of year                                                           382,033        122,296
                                                                                -----------    -----------

Cash at end of year                                                             $   139,635        382,033
                                                                                ===========    ===========


                                                                                                (Continued)




                                               CREATIVE MEDICAL DEVELOPMENT, INC.
                                                       AND SUBSIDIARY

                                      Consolidated Statements of Cash Flows, Continued




                                                                                    1997                 1996
                                                                                ----------             --------

Supplemental disclosure of cash flow information: Cash paid for:
        Interest                                                                $  677,847              726,321
        Income taxes                                                                  --                   --

Supplemental schedule of non-cash investing and financing activities:
        Stock dividend                                                              65,000               65,100
        Issuance of common stock on conversion of debt                              17,500                 --
        Effect of acquisition:
           Fair value of assets acquired                                         2,255,123                 --
           Liabilities assumed                                                   1,230,000                 --


See accompanying notes to consolidated financial statements.



                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                                 April 30, 1997




(1) Summary of Significant Accounting Policies

     (a) Description of the Company, Basis of Presentation and Change in Reporting Entity
          ----------------------------------------------------------------------

          Creative Medical Development, Inc. (CMD), incorporated in California on July 20, 1992, designed, developed, manufactured and marketed propriety ambulatory infusion therapy products for alternate site patient care. On September 13, 1995, CMD sold substantially all of its operating assets and technology and since that time has not had significant operating results.

          Effective April 30, 1997, CMD and OMNI International Rail Products, Inc. (OMNI), completed an agreement and plan of merger which provided for the merger of OMNI with and into a wholly-owned subsidiary of CMD (collectively, the Company). Upon consummation of the merger, OMNI's name changed to OMNI Products, Inc. Just prior to the closing of the merger, OMNI completed a recapitalization in which the Board of Directors authorized the conversion of:

               Series B preferred stock into Series A preferred stock (new Series A preferred stock);

               650,000 shares of new Series A preferred stock into 260,000 shares of common stock;

               $188,812 in accrued dividends into 75,525 shares of common stock.

          Also, at the closing of the merger, CMD completed a recapitalization in which the Board of Directors authorized the conversion of 810,000 shares of Series A preferred stock into 270,000 shares of Series B preferred stock.

          Under the terms of the merger agreement, the shareholders and stock option holders of OMNI exchanged all of their common stock and common stock options for common stock and Series B preferred stock and common and preferred stock options of the Company. OMNI's common stock and common stock options were converted into CMD common stock and common stock options at a ratio of 3.091 to 1.0. In addition, OMNI shareholders and stock option holders received 352,066 shares of Series B preferred stock and 187,934 options to purchase Series B preferred stock, respectively.

                                                                     (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




          Upon the completion of the transaction, former OMNI security holders owned approximately 67% of the total outstanding shares of the Company on a fully diluted basis. The initial ownership ratio is subject to adjustment one year after the closing of the transaction. The final ownership ratio will reflect any adjustments resulting from differences between the assumed value of CMD's net assets at the time of the merger and a final determination to be made as of April 30, 1998. If the final ownership ratio differs from the initial ownership ratio in favor of OMNI, OMNI's shareholders will receive additional shares of CMD common and Series B preferred stock as necessary to reflect the final ownership ratio thus increasing the OMNI shareholders' relative ownership. If the final ownership ratio differs from the initial ownership ratio in favor of CMD, an amount up to 10% of the CMD common stock and Series B preferred stock issued to an escrow for OMNI's shareholders will be canceled as necessary to reflect the final ownership ratio, thus decreasing the relative percentage ownership of OMNI's shareholders. In no case will this adjustment result in OMNI's shareholders owning less than 64.3% of the total outstanding shares.

          The transaction between CMD and OMNI is considered a reverse acquisition for financial reporting purposes and has been accounted for under the purchase method of accounting. As a result, for financial statement purposes, i) the historical values of OMNI's net assets have been retained; ii) the net assets of CMD immediately prior to the merger have been recorded at their fair value on the date of the transaction, iii) the results of the operations of CMD are included in the results of the Company beginning on the effective date of the transaction, iv) the dollar balance of OMNI's accumulated deficit has been retained, and the balance of OMNI's common stock and additional paid-in capital have been reallocated to be consistent with the ratio of CMD's preferred and common stock. Assets acquired consisted of investment securities and a building, while liabilities assumed consisted of the mortgage associated with the building acquired. The fair value of assets acquired exceeded the fair value of liabilities assumed by approximately $1,025,000; such excess was attributed to the shares issued in the merger. OMNI's costs associated with the transaction, totaling approximately $185,000, were also attributed to the shares issued in the merger.

          The consolidated statements of operations and cash flows reflect only the activity of OMNI.

          Unaudited pro forma combined results of operations of the Company for fiscal years 1997 and 1996 are presented below. Such pro forma presentation has been prepared assuming that the acquisition had been made as of the beginning of fiscal year 1996.

                                                     1997           1996
                                                     ----           ----

           Revenues                              $ 12,902,491     13,565,411
           Net (loss) earnings                       (338,012)       220,874


                                                                     (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




     (b) Principles of Consolidation
         ---------------------------

          The consolidated financial statements include the accounts of CMD and its wholly-owned subsidiary, OMNI Products, Inc., originally incorporated in Oregon in 1993. OMNI Products, Inc. manufactures and distributes, on a world-wide basis, a variety of rubber, rubber/concrete and concrete railroad grade crossing systems. All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

     (c) Investments
         -----------

          The Company has adopted Statement of Financial Accounting Standards No. 115 Accounting for Certain Investments in Debt and Equity Securities (SFAS No. 115). Accordingly, the Company has classified its short-term investments in corporate equity securities as available-for-sale securities. The securities' carrying value is equal to market value.

     (d) Inventories
         -----------

          The Company values inventories at the lower of average production cost or market (net realizable value). The Company determines cost on the first-in, first-out (FIFO) basis.

     (e) Accounts Receivable
         -------------------

          Accounts receivable are from distributors of the Company's products and customers. The Company performs periodic credit evaluations of its customers and maintains allowances for potential credit losses. Also, to reduce the risk of credit loss, the Company requires letters of credit from foreign customers for which no credit history has been established.

     (f) Property, Plant and Equipment
         -----------------------------

          Property, plant and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. The estimated useful lives for furniture, vehicles and equipment are ten years; buildings are forty years.

          Expenditures for additions and major improvements are capitalized. Expenditures for repairs and maintenance are charged to income as incurred.

     (g) Organization Cost
         ------------------

          Organization costs are amortized over a five-year period.


                                                                     (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                   Notes to Consolidated Financial Statements




     (h) Warranty
         --------

          The Company provides a six-year warranty for its products and establishes an allowance at the time of sale, based on historical warranty experience, to provide estimated warranty costs.

     (i) Income Taxes
         ------------

          The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred income taxes reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (j) Research and Development Costs
         ------------------------------

          The Company charges all research and development costs associated with the development of products to expense when incurred.

     (k) Advertising Expenses
         --------------------

          Advertising expenses are charged to expense as incurred and were $102,310 and $126,956 for 1997 and 1996, respectively.

     (l) Revenue Recognition
         -------------------

          Revenues are recognized when products are shipped.

     (m) Stock Option Plan
         -----------------

          Prior to May 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On May 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1996 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.


                                                                     (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




     (n) Fair Value of Financial Instruments
         -----------------------------------

          At April 30, 1997, the carrying value of cash, trade receivables, accounts payable and notes payable approximate fair value due to the short-term nature of these instruments. At April 30, 1997, the fair value of the Company's long-term debt approximates carrying value as such instruments' stated interest rates do not differ significantly from current market rates.

     (o) Net (Loss) Earnings Per Common and Common Equivalent Share
         ----------------------------------------------------------

          Net (loss) earnings per share is computed using the weighted average number of common and dilutive common equivalent shares assumed to be outstanding during the period (using the treasury stock method for dilutive common equivalent shares). Common equivalent shares consist of convertible preferred stock, options and warrants to purchase common stock, which have been excluded from the computation of primary net (loss) earnings per share due to their anti-dilutive effect.

          The transaction between CMD and OMNI is considered a reverse acquisition for financial statement purposes and has been accounted for under the purchase method of accounting. CMD's shares outstanding and dilutive equity instruments, and convertible preferred stock, are included in the computation of common equivalent shares from the date of acquisition. As the acquisition was consummated on April 30, 1997, such share and dilutive equity instruments are not included in the computation of common equivalent shares for the fiscal years ended April 30, 1997 and 1996.

     (p) Use of Estimates
         ----------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                                                     (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




     (q) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of
         -----------------------------------------------------------------------

          The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, on May 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

     (r) Prior Period Adjustments
         ------------------------

          The accompanying consolidated financial statements were prepared in connection with the merger agreement discussed in note 1(a) and present for the first time the combined results of OMNI and CMD. Certain adjustments were made to record certain prior period adjustments to the individual entities. Prior period adjustments were made to inventory, cost of sales, accrued income taxes and provision for income taxes.

     (s) Reclassifications
         -----------------

          Certain reclassifications have been made to the 1996 amounts to conform with 1997 presentation.

(2) Inventories
    -----------

     Inventories consist of the following at April 30, 1997:

         Raw materials                                            $    461,430
         Finished goods                                              2,183,313
                                                                  ------------

                                                                     2,644,743

         Less allowance for excess or obsolete
              inventory                                                150,000
                                                                  ------------

                      Inventories, net                            $  2,494,743
                                                                  ============



                                                                     (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




(3) Property, Plant and Equipment
    -----------------------------

     Property, plant and equipment consist of the following at April 30, 1997:

         Land                                                $    374,201
         Buildings                                              1,381,593
         Vehicles                                                  90,211
         Office furniture and equipment                           121,092
         Manufacturing equipment                                3,256,327
                                                             ------------

                                                                5,223,424

         Less accumulated depreciation                            936,768
                                                             ------------

                                                             $  4,286,656
                                                             ============

     Certain property, plant and equipment serves as collateral for short and long-term debt obligations.

(4) Accrued Liabilities
    -------------------

     Accrued liabilities consist of the following at April 30, 1997:

         Warranties                                             $     344,950
         Accrued compensation                                         249,391
         Accrued merger costs                                         151,343
         Other                                                        404,920
                                                                 ------------

                                                                $   1,150,604
                                                                =============

(5) Notes Payable
    -------------

     The Company has a revolving line of credit totaling $2,608,581 with Finova Capital Corporation (Finova) that generally provides borrowing up to $2,750,000 against 85% of eligible accounts receivable and 50% of eligible inventory. Interest on the line is prime rate plus 2.25% (10.75% at April 30, 1997), with a minimum interest charge of $9,000 per month. The line's original maturity date was April 26, 1999. However, on April 29, 1997, the Company was notified that the revolving line of credit expires on July 31, 1997.

     In addition, the Company has a term loan payable and a capital loan payable with Finova totaling $1,153,702 and $614,440, respectively, at April 30, 1997, and are payable in monthly installments of $40,000 and $8,500, respectively, plus interest at 11.5% per annum per loan. The loans payable are secured by equipment and inventory. The original maturity date was April 26, 1999. However, on April 29, 1997, the Company was notified that the loans expire on July 31, 1997.


                                                                     (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements



     The Company can extend the debt maturities to August 31, 1997 provided that the Company i) provides Finova with a commitment letter by July 31, 1997, issued by a new funding source which specifically states that the Finova loans will be paid by August 31, 1997, and ii) pays an extension fee equal to one-quarter percent (1/4%) of the total Finova loans as of July 31, 1997.

(6) Long-term Debt
    --------------

     Long-term debt is comprised of the following at April 30, 1997:

       Notes  payable to  Capital  Consultants  in
          monthly    installments    of   $13,631,
          including  interest  at 10%,  payable in
          full in December  1998,  secured by real
          estate                                                   $ 1,338,776
       Mortgage  payable to financial  institution
          in  monthly   installments  of  $12,750,
          including  interest at 11.375%,  payable
          in full in  December  1998,  secured  by
          real estate                                                1,230,000
        Note payable  to an  individual  in monthly
          installments  of  interest  only at 10%,
          plus additional "premium" interest at 7%
          due each May  15th,  payable  in full in
          April 1999                                                   200,000


       Note  payable  to  individuals  in  monthly
          installments  of  interest  only at 10%,
          payable  in full in April  1999                              107,500
                                                                  ------------

                                                                     2,876,276

         Less current portion                                           31,000
                                                                  ------------
                      Long-term debt, due in 1999                  $ 2,845,276
                                                                   ===========

(7) Income Taxes
    ------------

     The income tax (benefit) expense consists of the following:


                                                             1997            1996
                                                           --------        --------
           Current:
             Federal                                       $   --              --
             State                                             --              --
                                                           --------        --------

                                                           --------        --------
                                                           --------        --------

           Deferred:
             Federal                                        (46,039)         30,234
             State                                           (9,568)          6,283
                                                           --------        --------

                                                            (55,607)         36,517

               Total income tax (benefit) expense          $(55,607)         36,517
                                                           ========        ========

                                                                         (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




     The  tax  effects  of  temporary   differences   and  net  operating   loss
     carryforwards which give rise to significant portions of deferred tax assets and deferred tax liabilities at April 30, 1997 are as follows:

         Deferred tax assets:
             Investment in securities                            $ 232,418
             Warranty reserve                                      132,309
             Legal settlement reserve                              128,318
             Inventory reserve                                      57,534
             Bad debt reserve                                       14,523
             Self-insurance reserve                                  6,223
             Other                                                   1,994
             Net operating loss carryforwards:
                Federal                                            629,394
                State                                              130,810
                                                                 ---------

                                                                 1,333,523

         Less valuation allowance                                  490,416
                                                                 ---------
                   Net deferred tax asset                          843,107
                                                                 ---------
         Deferred tax liability:
             Property, plant and equipment, due to
                differences in depreciation                        651,327
             Real estate held for sale                             191,780
                                                                 ---------

                   Net deferred tax liability                      843,107
                                                                 ---------

                   Net deferred tax assets and liabilities       $    --
                                                                 =========



                                                                     (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




     The (benefit) provision for income taxes differs from the amount of income tax determined by applying the applicable Federal statutory income tax rate to (loss) earnings before income taxes as a result of the following differences:

                                                        1997        1996
                                                        ----        ----

         Statutory federal income tax rate             (34.0)%      34.0%
         State income taxes, net of federal
              income tax benefit                        (4.4)        4.4
         Change in valuation allowance                  36.2        -
         Other                                          (2.1)      (14.7)
                                                       -----        ----

         Effective tax rates                            (4.3)%      23.7%
                                                       =====       =====

     The Company has a valuation allowance of $490,416 and $-0-, respectively, as of April 30, 1997 and 1996 an increase of $490,416 and $-0- in the valuation allowance for the same respective periods ended.

     At April 30, 1997 and 1996, the Company had approximately $1,982,000 and $899,000, respectively, of net operating loss carryforwards to offset future income for federal and state income tax purposes which will expire 2010 through 2012.

     A provision of the Tax Reform Act of 1986, as amended, requires that utilization of net operating loss and credit carryforward be limited to when there is a more than 50% change in ownership of the Company. Such change in ownership may have occurred during the current fiscal year ended; however, the amount subject to the limitation has not yet been determined. Accordingly, the utilization of the net operating loss and credit carryforwards to remaining future years may be limited. Any future change in the equity structure of the Company may further limit the utilization of the net operating loss and credit carryforwards.


                                                                     (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




(8) Commitments and Contingencies
    -----------------------------

     (a) Employment Contract Commitments
         -------------------------------

          The Company has entered into employment contracts with its chief executive officer/chairman and president, and vice president of operations through 1999 and 1998, respectively, with automatic extensions of one-year increments. These contracts provide for a minimum salary with annual adjustments based on cost of living changes, corporate and individual performance and general business conditions. At April 30, 1997, the aggregate future commitment was $383,500.

     (b) Operating Lease Commitments
         ---------------------------

          The Company leases office space, vehicles and office equipment under various operating lease agreements expiring over several years. Lease expense was approximately $108,000 and $105,000 for the years ended April 30, 1997 and 1996, respectively. Future minimum lease payments under non-cancelable lease agreements are as follows:

           Year ended April 30:
                1998                                      $   88,582
                1999                                          65,800
                2000                                          66,100
                2001                                          66,300
                2002                                          66,650
                                                            --------

                                                          $  353,432
                                                          ==========

     (c) Purchase Commitment
         -------------------

          The Company has a commitment to purchase all retreading buffings at $108 per ton produced by a retread manufacturer through December 31, 1998. Purchases under a similar purchase agreement with the same manufacturer totaled approximately $225,000 and $298,000 for the years ended April 30, 1997 and 1996, respectively.


                                                                     (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




     (d) Royalty Agreements
         ------------------

          The Company acquired a royalty agreement with Red Hawk Rubber Co. (Red
          Hawk), from Riedel OMNI Rubber Products, Inc. The Red Hawk agreement provides that the Company pay a 5% royalty on all net sales of products that were being manufactured at the time the agreement was signed until June 1999. Any new products developed and manufactured by OMNI are not subject to the Red Hawk royalty agreement.

     (e) Medical Claims
         --------------

          The Company is self-insured for the cost of medical coverage up to a maximum of $15,000 per individual per year. The Company has an excess coverage insurance providing for claims over $15,000 per individual per year.

     (f) Litigation
         ----------

          The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

(9) Stockholders' Equity
    --------------------

     (a) Convertible Preferred Stock Series B
         ------------------------------------

          The Company has authorized 1,000,000 shares of Series B convertible preferred stock, of which 622,066 are issued and outstanding. The terms of these shares are as follows:

          Voting
          ------

          Each share of Series B convertible preferred stock, until converted or canceled, has the right to one vote equivalent to one share of common stock into which such preferred series could be then converted.

          Conversion
          ----------

          Each share of Series B convertible preferred stock shall be convertible to a like number of common shares if the Company reports gross annual revenues of $20,000,000 or annual pre-tax earnings of $1,500,000 during either of the fiscal years ending April 30, 1998 or 1999. If conversion standards have not been met, the Series B preferred stock shall be canceled by the Company upon the issuance of its fiscal year ended April 30, 1999 consolidated financial statements.


                                                                     (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements



     (b) Stock Options
         -------------

          OMNI's 1995 Stock Incentive Plan (the 1995 plan) provides for granting to employees and consultants of either incentive stock options or non-qualified stock options. Incentive stock options must be granted at an exercise price not less than 100% of the fair market value per share at the grant date. Non-qualified stock options generally must be granted at an exercise price of not less than 100% of the fair market value per share at the grant date, although in certain cases may be granted at 85%. The term of options granted under the 1995 plan is generally ten years, but in certain cases may be five years. The right to exercise options granted is generally fully vested on the grant date.

          The per share weighted average fair value of stock options granted during 1996 was $.10 on the date of grant using the Minimum Value option-pricing model with the following weighted average assumptions: expected divided yield 0%, risk-free interest rate of 7%, and expected life of ten years. No options were granted during 1995.

          The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. The pro forma effects on net
          (loss) earnings of applying SFAS No. 123 were not material for the years ended December 31, 1996 and 1995.

          In January 1994, CMD adopted an employee stock option plan which provided for the issuance of incentive and non-qualified stock options. In April 1997, in connection with the merger, the Company adopted an Amended and Restated 1994 Stock Option Plan (1994 plan).

          The merger agreement calls for the exchange of options in the 1995 plan for options in the 1994 plan. For each stock option exchanged, option holders under the 1995 plan received substitute options in the 1994 plan to purchase such number of CMD common and preferred shares as the holder of the OMNI options would have received had the options been exercised in full immediately prior to the merger's closing. The terms and conditions of the 1994 plan are essentially the same as the 1995 plan. The substitute options are subject to the final ownership adjustment discussed in note 1(a).


                                                                     (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




          The following table presents historic stock option activity under the 1995 plan, converted into substitute options, and the combining effect with CMD options outstanding under the 1994 plan:

                                                                                    Weighted
                                                                                      average
                                                                 Number              exercise
                                                                of shares              price
                                                             ------------           ---------
           Options outstanding at April 30, 1995                  651,370           $   0.69

           Granted                                                   -                   -
           Exercised                                                 -                   -
           Forfeited                                                 -                   -
           Expired                                                   -                   -
                                                             ------------           --------

           Options outstanding at April 30, 1996                  651,370               0.69

           Granted                                              1,236,289               0.83
           Exercised                                                 -                   -
           Forfeited                                              (48,061)             (0.69)
           Expired                                                   -                   -
           CMD options outstanding at time of merger              255,000               1.68
                                                             ------------           --------

           Options outstanding at April 30, 1997                2,094,598           $   0.89
                                                             ============           ========

          The Company reserved 3,000,000 shares of common stock and 500,000 shares of preferred stock for issuance under the 1994 plan. At April 30, 1997, there were 905,402 shares available for grant under the 1994 plan.

          At April 30, 1997, the range of exercise prices and weighted average remaining contractual life of outstanding options under the 1994 plan was $0.25-$5.00 and 8.03 years, respectively.

          At April 30, 1997 and 1996, the number of options exercisable under the 1994 plan was 2,094,598 and 651,370, respectively, and the weighted average exercise price of those options was $0.89 and $0.69, respectively.


                                                                     (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




     (c) Warrants Outstanding
         --------------------

          The following table presents warrants outstanding at April 30, 1997, all of which were issued by CMD in consideration for service rendered, debt and debt restructuring, and stock purchases and placements:

              Number of
               common
               shares               Exercise                Expiration
              issuable                price                    date
              --------             ----------              --------------

                20,000             $    2.50                 May 31, 1997
                76,000                  0.75                 May 31, 1997
               100,000                  0.35                March 1, 1998
                52,500                  6.05                 May 13, 1998
                46,250                  0.35                 May 31, 1998
                10,000                  0.75                 May 31, 1998
                10,000                  1.50                 May 31, 1998
               603,750                  6.50                 May 13, 1999
                50,000                 10.00               April 14, 2000

(10) Major Customers and Credit Concentration
     ----------------------------------------

     The Company does business with and extends credit to a variety of commercial customers, including all of the major railroads in the United States, major cities and municipalities throughout the United States and Canada, and state-owned railroads throughout Europe and Asia.

     The Company sells products to customers primarily in the United States. On April 30, 1997, $1,077,000 (59%) of the trade receivables were concentrated within the domestic railroad industry, and $255,000 (14%) of trade receivables were with companies and distributors located in foreign countries. Although the Company does not currently foresee a credit risk associated with the foreign receivables, repayment is somewhat dependent upon the financial stability of those countries' national economics.

     Sales to domestic railroads were approximately $7,822,000 and $8,690,000, or 61% and 64% of total sales, for the years ended April 30, 1997 and 1996, respectively. Sales to the Company's largest customer were approximately $2,220,000 and $1,986,000, or 17% and 15% of total sales, for the years ended April 30, 1997 and 1996, respectively. Sales to the Company's five largest customers were approximately $5,560,000 and $5,665,000, or 43% and 42% of total sales, for the years ended April 30, 1997 and 1996, respectively.


                                                                     (Continued)

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




(11) Going Concern
     -------------

     As reflected in the accompanying financial statements, current debt maturities and other short-term commitments exceeded the Company's liquid assets available to repay such commitments. This is due primarily to the unexpected acceleration of certain debt maturities. To finance debt maturities, management has and will continue to seek both debt and equity investors to provide additional capital.

(12) Subsequent Event
     ----------------

     (a) Sale-leaseback
         --------------

          On May 21, 1997, under a sale and leaseback agreement, the Company sold its manufacturing facility in Portland, Oregon for $560,000 and leased it back under a five-year lease agreement. The transaction produced a gain of approximately $83,000 which will be deferred and amortized ratably over the life of the lease. A portion of the proceeds from the sale were used to retire $423,773 in debt and accrued interest.

          The lease is an operating lease with future minimum lease payments as follows:

           Year ended April 30:
                1998                                          $    86,496
                1999                                               86,496
                2000                                               86,496
                2001                                               86,496
                2002                                               86,496
                                                              -----------

                      Total minimum lease payments            $   432,480
                                                              ===========

     (b) Put Agreement
         -------------

          The Company has a stock put agreement with four individuals, three of whom are board members. Under the agreement, holders of the put could require the Company to purchase 111,741 shares valued at $134,285 in June 1997. In June 1997, the Company repurchased 23,774 shares at a value of $28,571, while the holders of the remaining 87,967 shares required the Company to repurchase such shares at a value of $120,962 on October 3, 1997.

     (c) Legal Settlement
         ----------------

          On July 24, 1997, the Company entered into a settlement agreement arising from disputed royalty payments. The terms of the settlement agreement require the Company pay $50,000 within sixty days of the agreement date and $20,000 per quarter for five years thereafter. Management has reserved the discounted present value of the settlement at April 30, 1997.

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                                  Balance Sheet

                                 April 30, 1997


                   (With Independent Auditors' Report Thereon)

KPMG Peat Marwick LLP

     Suite 2000
     1211 South West Fifth Avenue
     Portland, OR 97204




                          Independent Auditors' Report
                          ----------------------------




The Board of Directors
OMNI International Rail Products, Inc.:


We have audited the accompanying balance sheet of OMNI International Rail Products, Inc. as of April 30, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of OMNI International Rail Products, Inc. as of April 30, 1997, in conformity with generally accepted accounting principles.

The accompanying balance sheet has been prepared assuming that the Company will continue as a going concern. As discussed in note 11 to the financial statement, the Company suffers liquidity constraints, due to the unexpected acceleration of certain debt maturities, that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also disclosed in note 11. The balance sheet does not include any adjustments that might result from the outcome of this uncertainty.



                                               KPMG PEAT MARWICK LLP



Portland, Oregon
June 27, 1997, except as to note 12(d)
     to which the date is July 24, 1997

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                                  Balance Sheet

                                 April 30, 1997




                                     Assets
                                     ------


Current assets:
     Cash                                                        $   139,635
     Accounts receivable, net                                      1,818,109
     Inventories, net                                              2,494,743
     Capitalized merger costs                                        185,065
     Prepaid expenses and deposits                                    20,680
                                                                 -----------

                  Total current assets                             4,658,232

Property, plant and equipment, net                                 4,286,656
Organization costs, net                                              237,955
                                                                 -----------

                                                                 $ 9,182,843
                                                                 ===========

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities:
     Accounts payable                                              1,364,079
     Accrued liabilities                                           1,150,604
     Notes payable
                                                                   4,376,723
     Current portion of long-term debt                                17,140
                                                                  ----------

                  Total current liabilities                        6,908,546
                                                                  ----------
Long-term debt, less current portion                               1,629,136
Non-current accrued liabilities                                      265,950

Commitments and contingencies

Stockholders' equity:
     Common stock                                                  1,666,312
     Retained deficit                                             (1,287,101)
                                                                 -----------

                  Total stockholders' equity                         379,211
                                                                 -----------

                                                                 $ 9,182,843
                                                                 ===========


See accompanying notes to balance sheet.

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                             Notes to Balance Sheet

                                 April 30, 1997




(1) Summary of Significant Accounting Policies
    ------------------------------------------

     (a) Description of the Company
         --------------------------

          OMNI International Rail Products, Inc., incorporated in Oregon in 1993, manufactures and distributes, on a world-wide basis, a variety of rubber, rubber/concrete and concrete railroad grade crossing systems.

     (b) Inventories
         -----------

          The Company values inventories at the lower of average production cost or market (net realizable value). The Company determines cost on the first-in, first-out (FIFO) basis.

     (c) Accounts Receivable
         -------------------

          Accounts receivable are from distributors of the Company's products and customers. The Company performs periodic credit evaluations of its customers and maintains allowances for potential credit losses. Also, to reduce the risk of credit loss, the Company requires letters of credit from foreign customers for which no credit history has been established.

     (d) Property, Plant and Equipment
         -----------------------------

          Property, plant and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. The estimated useful lives for furniture, vehicles and equipment are ten years; buildings are forty years.

          Expenditures for additions and major improvements are capitalized. Expenditures for repairs and maintenance are charged to income as incurred.

     (e) Organization Cost
         -----------------

          Organization costs are amortized over a five-year period.

     (f) Warranty
         --------

          The Company provides a six-year warranty for its products and establishes an allowance at the time of sale, based on historical warranty experience, to provide estimated warranty costs.



                                                                     (Continued)

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                             Notes to Balance Sheet




     (g) Income Taxes
         ------------

          The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred income taxes reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (h) Research and Development Costs
         ------------------------------

          The Company charges all research and development costs associated with the development of products to expense when incurred.

     (i) Advertising Expenses
         --------------------

          Advertising expenses are charged to expense as incurred.

     (j) Revenue Recognition
         -------------------

          Revenues are recognized when products are shipped.

     (k) Stock Option Plan
         -----------------

          Prior to May 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On May 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1996 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.



                                                                     (Continued)

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                             Notes to Balance Sheet




     (l) Fair Value of Financial Instruments
         -----------------------------------

          At April 30, 1997, the carrying value of cash, trade receivables, accounts payable and notes payable approximate fair value due to the short-term nature of these instruments. At April 30, 1997, the fair value of the Company's long-term debt approximates carrying value as such instruments' stated interest rates do not differ significantly from current market rates.

     (m) Use of Estimates
         ----------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (n) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of
         -----------------------------------------------------------------------

          The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, on May 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.



                                                                     (Continued)

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                             Notes to Balance Sheet




(2) Inventories
    -----------

     Inventories consist of the following at April 30, 1997:

         Raw materials                                         $     461,430
         Finished goods                                            2,183,313
                                                               -------------
                                                                   2,644,743

         Less allowance for excess or obsolete
              inventory                                              150,000
                                                               -------------
                      Inventories, net                         $   2,494,743
                                                               =============


(3) Property, Plant and Equipment
    -----------------------------

     Property, plant and equipment consist of the following at April 30, 1997:

         Land                                                  $     374,201
         Buildings                                                 1,381,593
         Vehicles                                                     90,211
         Office furniture and equipment                              121,092
         Manufacturing equipment                                   3,256,327
                                                               -------------

                                                                   5,223,424

         Less accumulated depreciation                               936,768
                                                               -------------

                                                               $   4,286,656
                                                               =============

     Certain property, plant and equipment serves as collateral for short and long-term debt obligations.

(4) Accrued Liabilities
    -------------------

     Accrued liabilities consist of the following at April 30, 1997:

         Warranties                                           $     344,950
         Accrued compensation                                       249,391
         Accrued merger costs                                       151,343
         Other                                                      404,920
                                                              -------------

                                                              $   1,150,604
                                                              =============



                                                                     (Continued)

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                             Notes to Balance Sheet




(5) Notes Payable
    -------------

     The Company has a revolving line of credit totaling $2,608,581 with Finova Capital Corporation (Finova) that generally provides borrowing up to $2,750,000 against 85% of eligible accounts receivable and 50% of eligible inventory. Interest on the line is prime rate plus 2.25% (10.75% at April 30, 1997), with a minimum interest charge of $9,000 per month. The line's original maturity date was April 26, 1999. However, on April 29, 1997, the Company was notified that the revolving line of credit expires on July 31, 1997.

     In addition, the Company has a term loan payable and a capital loan payable with Finova totaling $1,153,702 and $614,440, respectively, at April 30, 1997, and are payable in monthly installments of $40,000 and $8,500, respectively, plus interest at 11.5% per annum per loan. The loans payable are secured by equipment and inventory. The original maturity date was April 26, 1999. However, on April 29, 1997, the Company was notified that the loans expire on July 31, 1997.

     The Company can extend the debt maturities to August 31, 1997 provided that the Company i) provides Finova with a commitment letter by July 31, 1997, issued by a new funding source which specifically states that the Finova loans will be paid by August 31, 1997, and ii) pays an extension fee equal to one-quarter percent (1/4%) of the total Finova loans as of July 31, 1997.

(6) Long-term Debt
    --------------

     Long-term debt is comprised of the following at April 30, 1997:

       Notes  payable to  Capital  Consultants  in
          monthly    installments    of   $13,631,
          including  interest  at 10%,  payable in
          full in December  1998,  secured by real
          estate                                                  $ 1,338,776
       Note payable  to an  individual  in monthly
          installments  of  interest  only at 10%,
          plus additional "premium" interest at 7%
          due each May  15th,  payable  in full in
          April 1999                                                  200,000


       Note  payable  to  individuals  in  monthly
          installments  of  interest  only at 10%,
          payable  in full in April  1999                             107,500
                                                                 ------------

                                                                    1,646,276

       Less current portion                                            17,140
                                                                 ------------
                      Long-term debt, due in 1999               $   1,629,136
                                                                =============

                                                                     (Continued)

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                             Notes to Balance Sheet




(7) Income Taxes
    --------------

     The  tax  effects  of  temporary   differences   and  net  operating   loss
     carryforwards which give rise to significant portions of deferred tax assets and deferred tax liabilities at April 30, 1997 are as follows:

         Deferred tax assets:
             Warranty reserve                                       $   132,309
             Legal settlement reserve                                   128,318
             Inventory reserve                                           57,534
             Bad debt reserve                                            14,523
             Self-insurance reserve                                       6,223
             Other                                                        1,994
             Net operating loss carryforwards:
                Federal                                                 629,394
                State                                                   130,810
                                                                    -----------

                                                                      1,101,105

         Less valuation allowance                                       449,778
                                                                    -----------

                   Net deferred tax asset                               651,327
                                                                    -----------
         Deferred tax liability:
             Property, plant and equipment, due to
                differences in depreciation                             651,327
                                                                    -----------
                   Net deferred tax liability                           651,327
                                                                    -----------
                   Net deferred tax assets and liabilities          $         -
                                                                    ===========

     The Company has a valuation allowance of $449,778 as of April 30, 1997 and an increase of $449,778 in the valuation allowance for the period then ended.

     At April 30, 1997 and 1996, the Company had approximately $1,982,000 and $899,000, respectively, of net operating loss carryforwards to offset future income for federal and state income tax purposes which will expire 2010 through 2012.

     A provision of the Tax Reform Act of 1986, as amended, requires that utilization of net operating loss and credit carryforward be limited to when there is a more than 50% change in ownership of the Company. Such change in ownership may have occurred during the current fiscal year ended; however, the amount subject to the limitation has not yet been determined. Accordingly, the utilization of the net operating loss and credit carryforwards to remaining future years may be limited. Any future change in the equity structure of the Company may further limit the utilization of the net operating loss and credit carryforwards.



                                                                     (Continued)

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                             Notes to Balance Sheet




(8) Commitments and Contingencies
    -----------------------------

     (a) Employment Contract Commitments
         -------------------------------

          The Company has entered into employment contracts with its chief executive officer/chairman and president, and vice president of operations through 1999 and 1998, respectively, with automatic extensions of one-year increments. These contracts provide for a minimum salary with annual adjustments based on cost of living changes, corporate and individual performance and general business conditions. At April 30, 1997, the aggregate future commitment was $383,500.

     (b) Operating Lease Commitments
         ---------------------------

          The Company leases office space, vehicles and office equipment under various operating lease agreements expiring over several years. Future minimum lease payments under non-cancelable lease agreements are as follows:

           Year ended April 30:
                1998                                              $  88,582
                1999                                                 65,800
                2000                                                 66,100
                2001                                                 66,300
                2002                                                 66,650
                                                                  ---------

                                                                  $ 353,432
                                                                  =========

     (c) Purchase Commitment
         -------------------

          The Company has a commitment to purchase all retreading buffings at $108 per ton produced by a retread manufacturer through December 31, 1998. Purchases under a similar purchase agreement with the same manufacturer totaled approximately $225,000 and $298,000 for the years ended April 30, 1997 and 1996, respectively.

     (d) Royalty Agreements
         ------------------

          The Company acquired a royalty agreement with Red Hawk Rubber Co. (Red
          Hawk), from Riedel OMNI Rubber Products, Inc. The Red Hawk agreement provides that the Company pay a 5% royalty on all net sales of products that were being manufactured at the time the agreement was signed until June 1999. Any new products developed and manufactured by OMNI are not subject to the Red Hawk royalty agreement.



                                                                     (Continued)

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                             Notes to Balance Sheet



     (e) Medical Claims
         --------------

          The Company is self-insured for the cost of medical coverage up to a maximum of $15,000 per individual per year. The Company has an excess coverage insurance providing for claims over $15,000 per individual per year.

     (f) Litigation
         ----------

          The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

(9) Stockholders' Equity
    --------------------

     (a) Stock Options
         -------------

          OMNI's 1995 Stock Incentive Plan (the 1995 plan) provides for granting to employees and consultants of either incentive stock options or non-qualified stock options. Incentive stock options must be granted at an exercise price not less than 100% of the fair market value per share at the grant date. Non-qualified stock options generally must be granted at an exercise price of not less than 100% of the fair market value per share at the grant date, although in certain cases may be granted at 85%. The term of options granted under the 1995 plan is generally ten years, but in certain cases may be five years. The right to exercise options granted is generally fully vested on the grant date.

          The per share weighted average fair value of stock options granted during 1996 was $.10 on the date of grant using the Minimum Value option-pricing model with the following weighted average assumptions: expected divided yield 0%, risk-free interest rate of 7%, and expected life of ten years. No options were granted during 1995.

          The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. The pro forma effects on net
          (loss) earnings of applying SFAS No. 123 were not material for the years ended December 31, 1996 and 1995.



                                                                     (Continued)

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                             Notes to Balance Sheet




     Stock option activity for the years ended April 30, 1997 and 1996 is as follows:


                                                                                Weighted
                                                                                 average
                                                             Number             exercise
                                                            of shares             price
                                                            ---------           ---------

           Options outstanding at April 30, 1995              651,370           $   0.69

           Granted                                               -                   -
           Exercised                                             -                   -
           Forfeited                                             -                   -
           Expired                                               -                   -
                                                         ------------           --------

           Options outstanding at April 30, 1996              651,370               0.69

           Granted                                          1,236,289               0.83
           Exercised                                             -                   -
           Forfeited                                          (48,061)             (0.69)
           Expired                                               -                   -
                                                         ------------           --------

           Options outstanding at April 30, 1997            1,839,598           $   0.78
                                                         ============           ========

     The Company reserved 3,090,720 shares of common stock for issuance under the 1995 plan. At April 30, 1997, there were 1,251,122 shares available for grant under the 1995 plan.

     At April 30, 1997, the range of exercise prices and weighted average remaining contractual life of outstanding options under the 1995 plan was $0.65-$1.05 and 8.54 years, respectively.

     At April 30, 1997 and 1996, the number of options exercisable under the 1995 plan was 1,839,598 and 651,370, respectively, and the weighted average exercise price of those options was $0.78 and $0.69, respectively.



                                                                     (Continued)

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                             Notes to Balance Sheet




(10) Major Customers and Credit Concentration
     ----------------------------------------

     The Company does business with and extends credit to a variety of commercial customers, including all of the major railroads in the United States, major cities and municipalities throughout the United States and Canada, and state-owned railroads throughout Europe and Asia.

     The Company sells products to customers primarily in the United States. On April 30, 1997, $1,077,000 (59%) of the trade receivables were concentrated within the domestic railroad industry, and $255,000 (14%) of trade receivables were with companies and distributors located in foreign countries. Although the Company does not currently foresee a credit risk associated with the foreign receivables, repayment is somewhat dependent upon the financial stability of those countries' national economics.

     Sales to domestic railroads were approximately $7,822,000 and $8,690,000, or 61% and 64% of total sales, for the years ended April 30, 1997 and 1996, respectively. Sales to the Company's largest customer were approximately $2,220,000 and $1,986,000, or 17% and 15% of total sales, for the years ended April 30, 1997 and 1996, respectively. Sales to the Company's five largest customers were approximately $5,560,000 and $5,665,000, or 43% and 42% of total sales, for the years ended April 30, 1997 and 1996, respectively.

(11) Going Concern
     -------------

     As reflected in the accompanying financial statements, current debt maturities and other short-term commitments exceeded the Company's liquid assets available to repay such commitments. This is due primarily to the unexpected acceleration of certain debt maturities. To finance debt maturities, management has and will continue to seek both debt and equity investors to provide additional capital.



                                                                     (Continued)

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                             Notes to Balance Sheet




(12) Subsequent Event
     ----------------

     (a) Merger
         ------

          Effective April 30, 1997, Creative Medical Development, Inc. (CMD) and OMNI International Rail Products, Inc. (OMNI), completed an agreement and plan of merger which provided for the merger of OMNI with and into a wholly-owned subsidiary of CMD (collectively, the Company). Upon consummation of the merger, OMNI's name changed to OMNI Products, Inc. Just prior to the closing of the merger, OMNI completed a recapitalization in which the Board of Directors authorized the conversion of:

               Series B preferred stock into Series A preferred stock (new Series A preferred stock);

               650,000 shares of new Series A preferred stock into 260,000 shares of common stock;

               $188,812 in accrued dividends into 75,525 shares of common stock.

          Also, at the closing of the merger, CMD completed a recapitalization in which the Board of Directors authorized the conversion of 810,000 shares of Series A preferred stock into 270,000 shares of Series B preferred stock.

          Under the terms of the merger agreement, the shareholders and stock option holders of OMNI exchanged all of their common stock and common stock options for common stock and Series B preferred stock and common and preferred stock options of the Company. OMNI's common stock and common stock options were converted into CMD common stock and common stock options at a ratio of 3.091 to 1.0. In addition, OMNI shareholders and stock option holders received 352,066 shares of Series B preferred stock and 187,934 options to purchase Series B preferred stock, respectively.



                                                                     (Continued)

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                             Notes to Balance Sheet




          Upon the completion of the transaction, former OMNI security holders owned approximately 67% of the total outstanding shares of the Company on a fully diluted basis. The initial ownership ratio is subject to adjustment one year after the closing of the transaction. The final ownership ratio will reflect any adjustments resulting from differences between the assumed value of CMD's net assets at the time of the merger and a final determination to be made as of April 30, 1998. If the final ownership ratio differs from the initial ownership ratio in favor of OMNI, OMNI's shareholders will receive additional shares of CMD common and Series B preferred stock as necessary to reflect the final ownership ratio thus increasing the OMNI shareholders' relative ownership. If the final ownership ratio differs from the initial ownership ratio in favor of CMD, an amount up to 10% of the CMD common stock and Series B preferred stock issued to an escrow for OMNI's shareholders will be canceled as necessary to reflect the final ownership ratio, thus decreasing the relative percentage ownership of OMNI's shareholders. In no case will this adjustment result in OMNI's shareholders owning less than 64.3% of the total outstanding shares.

          The transaction between CMD and OMNI is considered a reverse acquisition for financial reporting purposes and has been accounted for under the purchase method of accounting. As a result, for financial statement purposes, i) the historical values of OMNI's net assets have been retained; ii) the net assets of CMD immediately prior to the merger have been recorded at their fair value on the date of the transaction, iii) the results of the operations of CMD are included in the results of the Company beginning on the effective date of the transaction, iv) the dollar balance of OMNI's accumulated deficit has been retained, and the balance of OMNI's common stock and additional paid-in capital have been reallocated to be consistent with the ratio of CMD's preferred and common stock. Assets acquired consisted of investment securities and a building, while liabilities assumed consisted of the mortgage associated with the building acquired. The fair value of assets acquired exceeded the fair value of liabilities assumed by approximately $1,025,000; such excess was attributed to the shares issued in the merger. OMNI's costs associated with the transaction, totaling approximately $185,000, were also attributed to the shares issued in the merger.

          CMD, incorporated in California on July 20, 1992, designed, developed, manufactured and marketed propriety ambulatory infusion therapy products for alternate site patient care. On September 13, 1995, CMD sold substantially all of its operating assets and technology and since that time has not had significant operating results.



                                                                     (Continued)

                     OMNI INTERNATIONAL RAIL PRODUCTS, INC.

                             Notes to Balance Sheet




     (b) Sale-leaseback
         --------------

          On May 21, 1997, under a sale and leaseback agreement, the Company sold its manufacturing facility in Portland, Oregon for $560,000 and leased it back under a five-year lease agreement. The transaction produced a gain of approximately $83,000 which will be deferred and amortized ratably over the life of the lease. A portion of the proceeds from the sale were used to retire $423,773 in debt and accrued interest.

          The lease is an operating lease with future minimum lease payments as follows:

           Year ended April 30:
                1998                                        $   86,496
                1999                                            86,496
                2000                                            86,496
                2001                                            86,496
                2002                                            86,496
                                                            ----------

                      Total minimum lease payments          $  432,480
                                                            ==========

     (c) Put Agreement
         -------------

          The Company has a stock put agreement with four individuals, three of whom are board members. Under the agreement, holders of the put could require the Company to purchase 111,741 shares valued at $134,285 in June 1997. In June 1997, the Company repurchased 23,774 shares at a value of $28,571, while the holders of the remaining 87,967 shares required the Company to repurchase such shares at a value of $120,962 on October 3, 1997.

     (d) Legal Settlement
         ----------------

          On July 24, 1997, the Company entered into a settlement agreement arising from disputed royalty payments. The terms of the settlement agreement require the Company pay $50,000 within sixty days of the agreement date and $20,000 per quarter for five years thereafter. Management has reserved the discounted present value of the settlement at April 30, 1997.

     (b) Pro forma financial information.


                       Creative Medical Development, Inc.
                         Pro Forma Financial Information
                                   (Unaudited)


The following unaudited pro forma information reflects the business combination between Omni International Rail Products, Inc (OMNI) and Creative Medical Development, Inc (CMD) under the purchase method of accounting. The pro forma information is based on the companies' historical financial statements and the notes thereto, which are included elsewhere in this Form 8K. The pro forma information combines OMNI's historical consolidated statement of operations for the year ended April 30, 1997 and CMD's historical unaudited statement of operations for the year ended April 30, 1997 as if the transaction was consummated at the beginning of the period presented.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the combination had been consummated at the beginning of the period presented, nor is it necessarily indicative of future operating results. This pro forma information should be read in conjunction with the consolidated financial statements and notes thereto of CMD and subsidiary included elsewhere herein.

Pursuant to Article 11, Rule 11.02 (c)(1) pro forma balance sheet information is not presented because the transaction is already reflected in the consolidated balance sheet presented elsewhere in this Form 8K. Because of the limited number of pro forma adjustments and the ease with which those adjustments are understood, a narrative description of the pro forma effects of the transaction is being furnished in lieu of the statements described by Article 11.

In compliance with the reporting requirement of this item, financial results from discontinued operations are excluded for purposes of presenting pro forma information. Thus, the statements of operations presented in the consolidated financial statements of CMD and subsidiary included elsewhere herein are essentially the same as the required pro forma information.

CMD's net loss on leasing activities during fiscal 1997 totaling $29,263 represents CMD's only results included in the pro forma statement of operations. Accordingly, pro forma loss for the year ended April 30, 1997 is $1,324,328. Given the pro forma weighted average number of shares outstanding of 5,234,439 for the year ended April 30, 1997, net loss per share is $.25.

Exhibit 10.7     Letter from Perry-Smith & Co. (former accountant dated
                 July 24, 1997, pursuant to Item 304(a)(3) of Regulation S-K.

Item 8.  Change in Fiscal Year.

     On July 22, 1997, the Registrant's board of directors adopted a resolution to change the Registrant's fiscal year end to April 30, beginning with April 30, 1997. Registrant will file a Form 10-KSB covering the transition period.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Creative Medical Development, Inc.


Date:  July 24, 1997                           By: /S/  JEFF EDWARDS
                                                --------------------------------
                                                Jeff Edwards, CFO